Exhibit 23

MAGELLAN MIDSTREAM PARTNERS, L.P.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-71670) pertaining to the Fourth Amended and Restated Magellan Midstream Partners Long-Term Incentive Plan dated February 3, 2004 and in the Registration Statements (Form S-3 File No. 333-83952 and Form S-3 File No. 333-109732) of Magellan Midstream Partners, L.P. of our reports dated March 7, 2005, with respect to the consolidated financial statements of Magellan Midstream Partners, L.P. and Magellan Midstream Partners, L.P. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Magellan Midstream Partners, L.P., and of our report dated March 7, 2005 with respect to the consolidated balance sheet of Magellan GP, LLC, all of which are included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 7, 2005